Exhibit 99.2

                                  Certification
                                       Of
                            RMED International, Inc.
                 Under Section 302 of Sarbanes-Oxley Act of 2002

I, Edward Reiss, certify that:

      1. I have reviewed this quarterly report on Form 10-QSB of RMED International, Inc;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

      4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

            (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

            (b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

            (c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

            (d) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

      5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

                  (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

                  (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: August 8, 2003

/s/ Edward Reiss
--------------------------
Edward Reiss
Co-Chief Executive Officer

                                  Certification
                                       Of
                            RMED International, Inc.
                 Under Section 302 of Sarbanes-Oxley Act of 2002

I, Stu Brown, certify that:

      6. I have reviewed this quarterly report on Form 10-QSB of RMED International, Inc;

      7. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      8. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

      9. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

                  (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

                  (b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

                  (c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

            (c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

      10. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

            (d) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

            (e) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: August 8, 2003

/s/ Stu Brown
---------------------------
Stu Brown
VP, Chief Financial Officer

                          PART I--FINANCIAL INFORMATION

ITEM 1--FINANCIAL STATEMENTS

RMED INTERNATIONAL, INC.
BALANCE SHEET

ASSETS                                               June 30,       December 31,
                                                       2003             2002
                                                   -----------      ------------
                                                   (Unaudited)

CURRENT ASSETS
  Cash                                               $143,707         $91,521
  Accounts receivable                                 256,650         225,657
  Inventory                                           165,642         188,851
  Prepaids and other                                    6,975          10,149
                                                     --------        --------
    Total current assets                              572,974         516,178
                                                     --------        --------

LAND, BUILDING, AND EQUIPMENT
  Land                                                  8,238           8,238
  Building                                            322,475         253,523
  Office furniture and equipment                       82,797          76,460
                                                     --------        --------
                                                      413,510         338,221
  Less accumulated depreciation                      (120,715)       (114,271)
                                                     --------        --------
  Net land, building and equipment                    292,795         223,950
                                                     --------        --------

OTHER ASSETS
  Brand name and trademarks                            65,468               0
  Other                                                31,745          26,941
                                                     --------        --------
    Total other assets                                 97,213          26,941
                                                     --------        --------
TOTAL ASSETS                                         $962,982        $767,069
                                                     ========        ========

See Notes to Financial Statements.

RMED INTERNATIONAL, INC.
BALANCE SHEET

LIABILITIES AND SHAREHOLDERS' EQUITY                June 30,        December 31,
                                                      2003             2002
                                                   -----------      ------------
                                                   (Unaudited)


CURRENT LIABILITIES
  Accounts payable                                $   679,555       $   628,841
  Notes payable                                       291,854           302,739
  Current maturities - long-term obligations                0             8,100
  Accrued liabilities                                   1,668             2,398
                                                   ----------        ----------
    Total current liabilities                         973,077           942,078
                                                   ----------        ----------
LONG-TERM OBLIGATIONS                                       0            52,400
                                                   ----------        ----------

SHAREHOLDERS' EQUITY (DEFICIT)
  Common stock issued                                  82,138            82,748
  Additional paid-in capital                        7,439,838         7,475,987
  Accumulated deficit                              (7,304,868)       (7,558,941)
  Less: Notes receivable from sale of stock          (227,203)         (227,203)
                                                   ----------        ----------
    Total shareholders' equity (deficit)              (10,095)         (227,409)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $   962,982       $   767,069
                                                  ===========       ===========

See Notes to Financial Statements.

RMED INTERNATIONAL, INC.
STATEMENT OF OPERATIONS
(Unaudited)

--------------------------------------------------------------------------------------------------
                                      Three months ended                 Six months ended
                                           June 30,                          June 30,
                                    --------------------------------------------------------------
                                       2003            2002             2003               2002
--------------------------------------------------------------------------------------------------
Revenues
  Net sales                         $1,048,204       $955,700        $2,137,928         $2,104,835
  Cost of products sold                775,588        699,770         1,543,877          1,452,665
--------------------------------------------------------------------------------------------------
Gross Margin                           272,616        255,930           594,051            652,170

Operating Expenses                     229,756        278,223           467,049            491,677
--------------------------------------------------------------------------------------------------
Operating Income                        42,860        (22,293)          127,002            160,493

Other Income (Expense)

  Other income                          13,204         49,702            17,172             53,886
  Litigation settlement                121,742              0           121,742                  0
  Interest expense                      (6,919)        (3,780)          (11,844)            (4,870)
--------------------------------------------------------------------------------------------------
Net Income                            $170,887        $23,629          $254,072           $209,509
==================================================================================================
Basic and diluted income
  per common share                       $0.02          $0.00             $0.03              $0.02
--------------------------------------------------------------------------------------------------
Weighted average number of
  common shares outstanding          8,001,291      8,434,603         8,001,291          8,980,762
==================================================================================================

See Notes to Financial Statements.

RMED INTERNATIONAL, INC.
STATEMENT OF OPERATIONS
(Unaudited)

------------------------------------------------------------------------------------------------
                                                                        Six months ended June 30

Cash Flows From Operating Activities:                                      2003          2002
                                                                           ----          ----
  Net income for the period                                              $254,072      $209,509
------------------------------------------------------------------------------------------------
  Adjustments to reconcile net income to net cash provided
  by operating activities:

    Depreciation and amortization                                          10,323         5,057
    Changes in assets and liabilities:
      (Increase) decrease in:

        Accounts receivable                                               (30,993)        9,370
        Inventories                                                        23,209       (87,030)
        Prepaid and other                                                   3,174        11,815
      Increase in:

        Accounts payable and accrued liabilities                           49,984       152,395
------------------------------------------------------------------------------------------------
  Total adjustments                                                        55,697        91,607
------------------------------------------------------------------------------------------------
          Net cash provided by operating activities                       309,769       301,116
------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities:

  Increase in other assets                                                (74,149)        9,188
  Capital expenditures                                                    (75,290)      (40,848)
------------------------------------------------------------------------------------------------
          Net cash used in investing activities                          (149,439)      (31,660)
------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities:

  Net decrease in short-term debt                                         (10,885)            0
  Principal payments on long-term debt                                    (60,500)       99,955
  Purchase of RMED common stock                                           (36,759)     (281,001)
------------------------------------------------------------------------------------------------
          Net cash used in financing activities                          (108,144)     (181,046)
------------------------------------------------------------------------------------------------
Net increase in cash                                                       52,186        88,410
Cash at beginning                                                          91,521       103,306
------------------------------------------------------------------------------------------------
Cash at end                                                              $143,707      $191,716
================================================================================================